EXHIBIT 10.2.1
CHEK, INC.
1999 STOCK OPTION PLAN
     1. Purpose
          The purposes of the Plan are to advance the interests of the Company and its shareholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses.
     2. Definitions
          2.1 “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of Stock Options or Restricted Stock awarded to the Participant under the Plan in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.
          2.2 “Board” means the Board of Directors of the Company.
          2.3 “Cause” means (i) the willful and continued failure by a Key Employee to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Key Employee in conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

          2.4 “Change in Control” shall be deemed to have occurred at such time as, after the completion of the Company’s initial public offering as contemplated by its registration statement filed on Form S-1 (or any successor form to Form S-1) with, and declared effective by, the Securities and Exchange Commission (“Effective Date”), (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or (ii) approval by the shareholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common shareholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (iii) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least seventy-five percent (75%) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.
          2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          2.6 “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan. The Committee shall consist of not less than three members, each of whom shall be “disinterested” as defined by Rule 16b-3 under the Exchange Act as amended from time to time.
          2.7 “Common Stock” means the common stock, $0.01 par value, of the Company.
          2.8 “Company” means CHEK, Inc., a New York corporation.
          2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

          2.10 “Fair Market Value” on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of the principal public trading market for such shares for that date (or if no shares of Common Stock were traded on the share’s principal public trading market on that date, the next preceding date that shares of Common Stock were so traded); provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.
          2.11 “Key Employee” means an officer or other key employee of the Company or a Subsidiary as determined by the Committee.
          2.12 “Participant” means any individual to whom Stock Options or Restricted Stock have been awarded by the Committee under this Plan.
          2.13 “Plan” means the CHEK, Inc. 1999 Stock Option Plan.
          2.14 “Restricted Stock” means an award of shares of Company Common Stock subject to restrictions, pursuant to paragraph 9 hereof.
          2.15 “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.
     3. Administration
          The Plan shall be administered by the Committee. The Committee shall have the authority to : (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of the Plan; (c) select Key Employees to receive Stock

Options and Restricted Stock under the Plan; (d) determine and modify the form of Stock Options awarded under the Plan, whether non-qualified or incentive stock options, the number of Stock Options awarded to any Key Employee, and all the terms and conditions of Stock Options awarded under the Plan, including the time and conditions of exercise or vesting; (e) determine and modify the number of shares of Restricted Stock awarded to any Key Employee, and all the terms and conditions of Restricted Stock awarded under the Plan, including the applicable restrictions thereon and restriction period therefor; (f) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (g) accelerate the vesting of any Stock Option or lapse of restrictions on any shares of Restricted Stock when any such action would be in the best interests of the Company; and (h) take any and all other action it deems advisable for the proper administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that to the extent required by Section 16 and notwithstanding any other provision of the Plan or an Award Notice only the Committee may select and award Stock Options and Restricted Stock and render other decisions as to the timing, pricing and amount of Stock Options and Restricted Stock to Participants who are subject to Section 16 of the Exchange Act.

     4. Eligibility

          Any Key Employee is eligible to become a Participant in the Plan.
     5. Shares Available
          The maximum number of shares of Common Stock which shall be available for award of Stock Options (including incentive stock options) and Restricted Stock under the Plan during its term shall not exceed 3,000,000, the maximum number of shares of Common Stock with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year shall not exceed 700,000; all subject to adjustment as provided in paragraph 12. Any shares of Common Stock related to Stock Options or Restricted Stock which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, shall be available again for award under the Plan. Further, if and to the extent permitted in accordance with paragraph 8(d), any shares of Common Stock are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option, or for any withholding taxes due as a result of such exercise, such shares shall again be available for award under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.
     6. Term
          The Plan shall become effective as of December 1, 1999. No Stock Options shall be exercisable or payable and no restrictions on shares Restricted Stock shall lapse before approval of the Plan has been obtained from the Company’s shareholders. Stock Options and Restricted Stock shall not be awarded pursuant to the Plan after November 30, 2009.

     7. Participation
          The Committee shall select Participants, determine the type of awards, including Stock Options and Restricted Stock, to be awarded, and establish in the related Award Notices the applicable terms and conditions of the Stock Options and Restricted Stock in addition to those set forth in this Plan and any administrative rules issued by the Committee.
     8. Stock Options
          (a) General. Stock Options may be awarded to any Key Employee. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.
          (b) Terms and Conditions of Stock Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, and, except in the case of incentive stock options, may be less than the Fair Market Value of the Common Stock on the date of the Stock Option’s award. An Award Notice evidencing a Stock Option may, in the discretion of the Committee, provide that a Participant who pays the option price of a Stock Option by an exchange of shares of Common Stock previously owned by the Participant shall automatically be issued a new stock option to purchase additional shares of Common Stock equal to the number of shares of Common Stock so exchanged. Such new stock option shall have an option price equal to the

Fair Market Value of the Common Stock on the date such new stock option is issued and shall be subject to such other terms and conditions as the Committee deems appropriate.
          (c) Restrictions Relating to Incentive Stock Options. Stock Options awarded in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was awarded) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Also, the price at which Common Stock may be purchased upon exercise of an incentive stock option shall not be less than the Fair Market Value of the Common Stock on the date of the incentive stock option’s award and each incentive stock option shall expire not later than ten years from its date of award. The number of shares of Common Stock that shall be available for incentive stock options awarded under the Plan is 3,000,000.
          (d) Exercise of Stock Options. Upon exercise, the option price of a Stock Option may be paid in cash, or, if permitted by the Committee, in its sole discretion, shares of Common Stock or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee may establish appropriate methods for accepting Common Stock as consideration for the exercise of a Stock Option, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. If the Committee, in its sole discretion, permits the use of shares of Common Stock as consideration for the exercise of a Stock Option, such shares shall be valued at Fair Market Value on the date of exercise. The Committee, in its sole discretion, may establish procedures whereby a Participant, to the extent permitted by and subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise a Stock Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish such a cashless exercise program, the Committee shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate. Such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.
     9. Restricted Stock
          (a) General. Shares of Restricted Stock may be awarded to any Key Employee and shall be awarded in such amounts, for such consideration, if any, and at such times during the term of the Plan as the Committee shall determine.
          (b) Restrictions on Restricted Stock. Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.

          (c) Rights as Shareholders. During the period in which any shares of Restricted Stock are subject to the restrictions imposed under paragraph 9(b), the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.
          (d) Evidence of Restricted Stock Award. Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.
     10. Termination of Employment
          Subject to paragraph 14, if a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement or an approved reason, all the Participant’s unexercised Stock Options and shares of Restricted Stock then subject to restrictions shall be canceled or forfeited as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason.

     11. Nonassignability
          Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option or share of Restricted Stock awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant’s Stock Options shall be exercisable during the Participant’s lifetime only by him.
     12. Adjustment of Shares Available
          (a) Changes in Stock. In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, the number of shares with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year, the number of shares of Restricted Stock which may be granted under the Plan during its term and the number of shares subject to outstanding Stock Options and Restricted Stock, without, in the case of Stock Options, change in the aggregate purchase price to be paid therefor. Such proper adjustment as may be deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.
          (b) Changes in Capitalization. In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Stock Options and shares of Restricted Stock by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities or other consideration, including cash, to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to the Plan, the number of shares covered by outstanding Stock Options and Restricted Stock and the option price of outstanding Stock Options, as deemed appropriate by the Committee.
     13. Withholding Taxes
          The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. Subject to any administrative guidelines established by the Committee, a Participant may pay the amount of taxes required by law to be withheld from an award by requesting that the Company withhold from any payment of Common Stock due as a result of such award, or delivering to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.
     14. Noncompetition and Forfeiture
          The Committee may provide in any Award Notice that (a) the Participant shall forfeit all his unexercised Stock Options and shares of Restricted Stock if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company; and (b) if a Participant terminates his or her employment with the Company or a Subsidiary for any reason, and within twelve (12) months after the date thereof engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary, the Committee, in its sole discretion, may rescind the exercise, vesting or payment of the Participant’s Stock Options or Restricted Stock and require the Participant to return to the Company the economic value of any award or grant which is realized or obtained (measured at the date of exercise, vesting or payment) by the Participant at any time after the commencement of the six (6) month period immediately prior to the date of the Participant’s termination of employment with the Company or a Subsidiary.
     15. Dividends
          If a Participant is granted shares of Restricted Stock, the Committee may include in the Award Notice an entitlement to receive dividends, subject to such terms and conditions as the Committee may establish. Dividends shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock and paid to the Participant if and when, and to the extent that, the restrictions on the Restricted Stock lapse.
     16. Amendments of Awards
          The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option or any share of Restricted Stock then subject to restrictions to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant shall require the Participant’s consent.
     17. Regulatory Approvals and Listings
          Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option or award of Restricted Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
     18. No Right to Continued Employment or Awards
          Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be awarded any Stock Options or shares of Restricted Stock.
     19. Amendment
          The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 12), (c) materially modify the requirements as to eligibility for participation in the Plan, or (d) require shareholder approval under applicable law.
     20. Change in Control
          (a) Except as otherwise provided in the Award Notice evidencing Stock Options or a Restricted Stock award, in the event of a Change in Control of the Company, the Board may, in its sole discretion and without obtaining shareholder approval, take any or all of the following actions: (i) accelerate the exercise dates of any outstanding Stock Options or make all such Stock Options fully vested and exercisable; (ii) grant a cash bonus award to any Participant holding Stock Options in an amount necessary to pay the option price of all or any portion of the Participant’s Stock Options; (iii) pay cash to any or all Participants holding Stock Options in exchange for the cancellation of their outstanding Stock Options in an amount equal to the difference between the option price of such Stock Options and the greater of the price offered by a third party for or the Fair Market Value of the number of shares of Common Stock covered by the Stock Options on the date of cancellation of the Stock Options; (iv) make any other adjustments or amendment to the outstanding Stock Options; and (v) accelerate the vesting of and eliminate any restrictions on shares of Restricted Stock.
          (b) The Committee may provide in an Award Notice evidencing Stock Options or a Restricted Stock award that in the event of a Change in Control of the Company, all outstanding Stock Options shall become vested and fully exercisable and all shares of Restricted Stock shall vest and the restrictions thereon shall lapse as of the date of the Change in Control.
     21. No Right, Title or Interest in Company Assets
          No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name and, in the case of Restricted Stock, such rights are granted to the Participant under paragraphs 9(c) and 15 hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.
     22. Governing Law
          The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts or choice of law.